EXHIBIT 3

                     SUMMARY OF POSSIBLE SALES TAX EXPOSURE



                  As discussed in the Summary of the Plan in the Disclosure Statement (Section III.C: "Summary of Classification and Treatment of Claims and Equity Interests Under the Plan"), the Plan reflects a compromise and settlement under Section 9019 of the Bankruptcy Code, and the findings of the Bankruptcy Court in the Confirmation Order, that no Priority Tax Claims shall be Allowed with respect to any failure to file state and local sales and use tax returns in the names of the correct entities, and all applicable state and local tax returns (or portions thereof) filed by the Debtors and their Subsidiaries prior to the Effective Date shall be deemed to have been filed on behalf of all Debtors and Subsidiaries required to file such returns.

                 In addition, certain transactions or activities prior to the Petition Date potentially could be viewed by a state as giving rise to possible sales tax exposure for the Debtors and their Subsidiaries. To date, the Debtors are unaware of any state that has taken this position and the Bar Date in these Chapter 11 Cases has long since passed. In addition, discussions with a number of states with respect to some of these possible exposure since the Petition Date concerning these issues suggest that it is unlikely that those states would take such a position. The information set forth below is solely being provided by the Debtors to enable creditors (including various state and local jurisdictions) to assess for themselves whether one or more of the transactions involving the Debtors triggered or may have resulted in additional tax exposure beyond that listed in the Schedules, set forth in any proofs of claim filed in these chapter 11 cases, or otherwise forecasted to be paid pursuant to the continuation of past practices. Nothing herein constitutes an admission or acknowledgment by any of the Debtors as to any factual or legal issue relative to any tax or potential tax owed by the Debtors.


                              I. Factual Background

         Thirteen of the Debtors, commonly referred to as "operating entities" (the "OEs")(1) own and lease tangible personal property ("TPP") that is located in various states. The lessees in these transactions are independent third parties.

         In an effort to obtain more favorable financing, the OEs typically transferred the lease agreements to various related affiliates.(2) The transfers of the lease agreements to the related affiliates were effectuated via two or more transactions, as follows:

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     (1) American Capital Resources, Inc., Boulder Capital Group,
Inc., BSB-UCP, Inc. f/k/a The Myerson Companies, Inc., HLC Financial, Inc., Jacom Computer Services, Inc., KLC-UCP, Inc. f/k/a K.L.C., Inc. (a/k/a Keystone), Merrimac Financial Associates, Inc., MFC-UCP, Inc. f/k/a Matrix Funding Corporation, SFC-UCP, Inc., f/k/a Saddleback Financial Corporation, SFC Capital Group Corporation, The Walden Asset Group, Inc., VRL-UCP, Inc. f/k/a Varilease Corporation, and Varilease Capital Corporation.

     (2) The lease agreements transferred include true or operating leases and financing or capital leases, which will be described in more detail below. In the case of true or operating leases, the intangible rights to the receipt of the lease streams and the legal ownership, but not physical possession, of the underlying TPP were transferred. In the case of financing or capital leases, only the intangible rights to the receipt of the lease streams were transferred.

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1.       First, the OEs transferred the lease agreements to UniCapital Funding
         Corporation ("Funding"), a 100% owned subsidiary of UniCapital Corporation.

2. Second, Funding immediately transferred the lease agreements to a subsidiary (i.e., special purpose entity or "SPE") via capital contributions that were exempt for federal income tax purposes.
        (Various subsidiary SPEs exist.)

3. In some instances, the SPEs later transferred the lease agreements back to Funding, either in connection with a refinancing or due to the such lease agreements' lack of eligibility for financing under the SPEs' financing arrangements

4. The lease agreements transferred back to Funding were either retained by Funding, sold to an unrelated third party or contributed to another subsidiary SPE in connection with a refinancing.

Some lease agreements were sold directly by the OEs to unrelated third parties, in which case transactions 1 through 4 above would not apply.

         The lease agreements with the third party lessees remained substantially unchanged throughout these transactions. Thus, the existing third party lessees retained possession and control of the TPP at all times under their original lease agreements.

         The OEs originated both financing or capital leases ("financing leases") and true or operating leases ("TLAs"). Although different states define these terms differently, generally a financing lease is a lease in which the lessee is the legal and economic owner of the property. As such, the lessee claims all tax deductions (i.e., tax depreciation) and has the majority of the rights and risks associated with the underlying property . For Generally Accepted Accounting Principles ("GAAP") purposes yet another definition of these terms applies. A GAAP financing lease should be accounted for by the lessee as the acquisition of the asset and the incidence of an obligation. As a result, the lessee's balance sheet should reflect the asset and the associated obligation. The lessor should not reflect the TPP that is the subject of the financing lease on its balance sheet for GAAP purposes. In summary, a transaction of this type shall be characterized as a "purchase or capital lease" by the lessee and as a sale or financing (e.g., a sale-type, direct financing, or leveraged lease) by the lessor.

         A TLA under state tax law is generally a lease in which the lessor is the legal and economic owner of the property. As such, the lessor claims all tax deductions (i.e., tax depreciation) and has the majority of the rights and risks associated with the underlying equipment. The lessee should not reflect the TPP that is the subject of a GAAP TLA on its balance sheet, other than in footnotes. Instead, the lessee should periodically expense the lease payments. At the end of the lease term, the lessee generally may (a) opt to purchase the property,
(b) renew the lease on a month-to-month basis, or (c) return the leased property to the lessor.


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         The OEs have been registered in the appropriate states for sales and use tax purposes and have historically paid sales tax on the taxable TLAs and financing leases. Sales tax has been remitted by the OEs either at the time of the TLAs' or financing leases' originations or at the time each payment is received (i.e., under the cash basis method).

         The OEs have continued to remit any applicable taxes on the leases they have originated, even in circumstances where Funding or the SPEs currently own such leases.(3) The SPEs are not registered in any state for sales and use tax purposes. Funding is registered in some states for sales tax purposes, but its returns generally reflect a zero tax liability. In addition, if applicable, sales or use tax due on the sale of TPP at the conclusion of a lease is remitted by the OE, even in circumstances where Funding or SPE is the current owner of the lease. In summary, even though Funding and the SPEs do not directly file and/or remit sales taxes to the states, the sales tax due on the TLAs and financing leases currently owned by them has been reported and remitted to the state by the OEs (i.e., the state registered entities). The Plan provides that these past practices will be continued following the Effective Date of the Plan.

         Since the Petition Date, the OEs, Funding and the SPEs have not initiated any new leases. In addition, it is not the Debtors' present intention to initiate any new leasing activity. All leases were initiated by the OEs, prior to the date of the filing of these Chapter 11 Cases.





                         II. Possible Sales Tax Exposure

A.       Sales Tax Imposed on the Transfers of TLAs  ("Double Tax")
         ----------------------------------------------------------

         In general, states may seek to impose sales tax on TLAs under one of the following methodologies:

1.       Lessee Pay - The lessee pays tax to the lessor with each lease payment.
2. Lessor Pay - The lessor pays tax when the TPP is purchased or at the initiation of the lease.
3. Option - The lessor may opt to apply either the "lessee pay" or "lessor pay" methodologies.

         In lessor pay states or option states where the lessor pays the tax "upfront" (i.e., at the time of the lessor's purchase of the TPP or the TLA's initiation), the lessor is considered the consumer of the TPP, and the lease payments are not subject to tax. When the lessor is deemed the consumer of the TPP, the resale exemption typically does not apply to leased assets transferred between leasing companies. As a result, the subsequent

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        (3) The OEs may also continue to service leases (i.e., collect and remit sales tax) on behalf of unrelated third parties that have acquired the lease agreements from the OEs or Funding.


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transfers of the TPP between the OEs, Funding, the SPEs and the unrelated third parties may be subject to another sales tax, unless another exemption or credit applies.

         Some states have special provisions enabling the acquiring leasing company to avoid potential "double tax" on the transfer of TPP, where tax was paid "upfront" by the original lessor. For example, in certain situations and in certain states, sales tax prepaid by a predecessor corporation is deemed to have been paid by the surviving corporation in a reorganization, and no additional tax is due on the transferred TLA. Other provisions and exemptions may apply in the states that require or permit the lessor to pay the tax upfront. As these rules are often not clear cut in application to the transactions entered into by the Debtors and SPEs, some level of tax exposure may exist with respect to the transferred TLAs in some states. That having been said, no proof of claim has been filed by any entity asserting that a tax based upon this type of transaction is due. In no instance has the result of an audit of any of the Debtors by a state or local taxing authority revealed that any so-called "double-tax" is due.

B.       Tax Acceleration Due to Use of the Cash Basis Method and Transfers
        ("Tax Acceleration")
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                  In certain states, for certain types of lease transactions and for certain transfers, sales tax may be payable at the origination of a transaction, over time on an accrual basis or over time on a cash basis. It is expected that in those circumstances where the Debtors are incorrectly using the cash basis method to report and remit sales tax, the states will ultimately receive the total tax due from the Debtors as it is remitted over the duration of the lease.(4) The issue becomes one of timing and collection risk from the underlying lessees.

         Listed below are the situations that may arguably create tax acceleration exposure for the Debtors in a particular state:

Tax Acceleration Caused by Pre-existing Reporting Issues

1. Sales/Financing Leases - All Tax Due at Time of Sale (Acceleration to Lease Origination)
2.       TLAs - Cash vs. Accrual Reporting Item (Acceleration to the Present
         Time)
3.       TLAs - All Tax Due at Time of Lease (Acceleration to TLA's Origination)

Tax Acceleration Caused by Transfer of Leased Assets and/or Lease Stream

1. Sales/Financing Leases - Cash (Installment) Basis State Where Tax is Due Because of the Transfer (Acceleration to Time of Transfer)

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       (4) Some tax base differences may exist, especially in regard to financing leases, where the aggregate tax base on which tax is remitted each month exceeds the tax base on which the states' sales tax is imposed.


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2.       TLAs - Rent Strip Where Tax is Due Because of the Transfer
        (Acceleration to Time of Transfer)

Each of these types of tax acceleration is described briefly below:

                  1.    Tax Acceleration Caused by Pre-existing Reporting Issues


         Sales/Financing Leases - All Tax Due at Time of Sale (Acceleration to Lease Origination)

         An "accrual state" is a state that does not permit the cash basis for remitting sales tax on sales or financing leases, but instead requires the tax to be remitted when the sale occurs, regardless of when the payments are actually collected from the customer. In certain circumstances, the Debtors have utilized the cash basis method (i.e., although tax was not remitted at the sale's origination, portions of the tax have been remitted on a monthly basis). When this occurs, acceleration exposure may arguably exist in those affected states for the balance of tax due on the remaining payments that will be received in the future. Historically, the Debtors have remitted such amounts as collected and it is the intention of the Plan proponents that this practice continue following the Effective Date.

         TLAs - Cash vs. Accrual Reporting Item (Acceleration to the Present
         Time)

         As noted above, an "accrual state" may not permit the cash basis for remitting sales tax but instead may require the tax to be remitted when the sale occurs, regardless of when the payments are actually collected from the customer. In regard to TLAs, in certain states, the sale is deemed to occur as each monthly payment is accrued. Therefore, the tax is due to the state at the time of the income's accrual, regardless of when the lease payment is actually received from the lessee. The Debtors have utilized the cash basis method for remittance of tax on TLAs in states that required the accrual method. When this occurs, acceleration exposure may exist for one month's sales tax liability. Additional acceleration exposure may arguably exist if customer's accounts are delinquent; such additional exposure would be based on the number of months that the payments are delinquent.

         TLAs - All Tax Due at Time of Lease (Acceleration to TLA's Origination)

         As discussed previously, certain states require sales tax to be paid on TLAs at the time of the lease's origination, rather than with each lease payment (known as "upfront states"). In certain circumstances, the Debtors have collected and remitted the sales tax with each lease payment, even though the tax may have been due to the state at the time of the TLA's origination (i.e., although tax was not remitted at the TLA's origination, portions of the tax have been remitted on a monthly basis for the duration of the lease). When this occurs, acceleration exposure may exist for the balance of tax due on the remaining lease payments that will be received in the future.


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                  2.    Tax Acceleration Caused by Transfer of Leased Assets
                        and/or Lease Stream


         Sales/Financing Leases - Cash (Installment) Basis State Where Tax is Due Because of the Transfer (Acceleration to Time of Transfer)

         A "cash basis or installment method state" permits the cash basis or installment method for remitting sales tax on sales or financing leases, whereby the tax may be remitted to the state as it is actually collected from the customer. Some cash basis states may treat the subsequent transfer or assignment of a financing lease as an accelerated receipt of the remaining installment payments and impose tax on such accelerated receipt. In certain circumstances, the OEs have transferred the financing leases (or sold the remaining receivables) to Funding or an unaffiliated third party. If this were to have occurred in certain states that permit the cash basis method, acceleration exposure could exist for a portion of the tax due. Depending on the state at issue, the acceleration exposure would be based on the remaining lease payments that would have been received in the future or on the actual amount of proceeds received on the sale.

         TLAs - Rent Strip Where Tax is Due Because of the Transfer (Acceleration to Time of Transfer)

         The Debtors have also engaged in "rent strips," whereby a third party purchases the lease income while the OE retains title to the property. In certain states, rent strips of TLAs to a third party may be subject to tax acceleration exposure. When the lease receipts are factored or assigned by the lessor, who retains ownership of the property, sales tax may be due by the transferor on all lease amounts not yet reported.


                                 III. Discussion

         The Debtors believe that the notice of the Bar Date sent to the states in these Chapter 11 Cases precludes the assertion of the sales tax claims described above. Alternatively, to the extent sales tax claims are Allowed as Priority Tax Claims, the Plan provides for them to be funded through Lessee Tax Payments as such payments are received, pursuant to Section 7.12 of the Plan, or for them to be paid over six (6) years pursuant to Sections 4.02 and 7.12 of the Plan.

         With respect to the potential sales tax exposure (i.e., "double tax") that may exist on the transfer of TLAs in the "upfront" states, the Debtors believe that the various transfers of the intangible rights to the lease streams from its lease agreements with third party lessees, and the related transfer of legal ownership (but not physical possession) of the underlying TPP, are not subject to additional and extraordinary charges for sales and use tax purposes. The Debtors believe that the transfers comply with the underlying sales and use tax principles administered in the states and should qualify for an exemption and/or exclusion due to the nature of the transactions.

         With respect to the "tax acceleration" exposure, the Debtors believe that the Bar Date Notice should preclude the assertion of these claims. Moreover, the Plan provides

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for all sales taxes to be paid to the states as Lessee Tax Payments are received, and for any "acceleration" claims that are Allowed as Priority Tax Claims to be paid over six (6) years.

         In addition, the Debtors believe that any penalties related to sales tax claims are subject to subordination pursuant to the Plan, as Class 7 penalty claims.